Exhibit 23.3



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               ---------------------------------------------------


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 13, 1998 included in Columbia Laboratories, Inc.'s Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.



ARTHUR ANDERSEN LLP

Miami, Florida
May 26, 2000


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INDEPENDENT AUDITOR'S CONSENT




To the Board of Directors
Columbia Laboratories, Inc.


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 of our report dated February 18, 2000, except for the first paragraph under the caption "Legal Proceedings" in note 6 as to which the date is March 16, 2000, related to the consolidated financial statements of Columbia Laboratories, Inc. as of December 31, 1999 and 1998 and for the years then ended which report appears in the December 31, 1999 annual report on Form 10-K of Columbia Laboratories, Inc. We also consent to the reference to our Firm under the captions "Experts" in such Prospectus.




GOLDSTEIN GOLUB KESSLER LLP
New York, New York

May 26, 2000